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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the use in the Registration Statement on Form S-4 of eFunds Corporation filed under the Securities Act of 1933 on or about August 25, 2000 of our report dated April 3, 2000 (May 12, 2000 as to the effects of the stock split described in Note 2 and as to Note 15) related to the consolidated financial statements of eFunds Corporation as of December 31, 1999 and December 31, 1998 and for the three years in the period ended December 31, 1999, and our reports dated January 26, 2000 related to the consolidated financial statements of Deluxe Corporation as of December 31, 1999 and December 31, 1998 and for the three years in the period ended December 31, 1999 appearing in, and incorporated by reference in, the offering circular-prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such offering circular-prospectus.

                                          /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
August 24, 2000